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Exhibit 5.2

One Silk Street London EC2Y 8HQ Telephone (44-20) 7456 2000 Facsimile (44-20) 7456 2222 Group 4 Fax (44-20) 7374 9318 DX Box Number 10 CDE
The Issuers c/o Bluewater Holding B.V. Marsstraat 33 2132 Hoofddorp The Netherlands
13 June, 2003

Our Ref: CDQ/KKR02

Dear Sirs

Bluewater Finance Limited (the "Company")

U.S.$75,000,000 10 1/4% Senior Notes due 2012 (the "New Notes") Guaranteed (the "New Guarantees") by Bluewater Holding B.V., Bluewater Energy Services B.V., Bluewater International B.V., Bluewater Floating Production B.V., Aurelia Energy N.V., Bluewater Energy N.V., Bluewater Offshore Production Systems N.V., Bluewater (Glas Dowr) N.V., Bluewater Terminal Systems N.V., Bluewater (New Hull) N.V., Bluewater (Norway) ANS, Bluewater Services (UK) Ltd., Bluewater Operations (UK) Ltd., Bluewater (UK) Ltd., Bluewater (Floating Production) Ltd., Bluewater Offshore Production Systems Ltd., Bluewater (Bleo Holm) N.V., Bluewater (Malta) Ltd., Bluewater Equipment Leasing Ltd., Bluewater Brasil Ltda., Bluewater Offshore Production Systems (U.S.A.), Inc., Bleo Holm Standby Purchaser N.V., Bluewater (Haewene Brim) N.V., Bluewater (Munin) N.V., Lufeng Development Company ANS, Pierce Production Company Ltd. and Bluewater Offshore Production Systems Nigeria Ltd. (the "Guarantors" and, together with the Company, the "Issuers")

1
We have acted as your special United States counsel in connection with the registration of the New Notes and New Guarantees under the U.S. Securities Act of 1933 (the "Securities Act") and the proposed offer by you to exchange the New Notes and New Guarantees for U.S.$75,000,000 aggregate principal amount of the Company's 10 1/4% Senior Notes due 2012 (the "Unregistered Notes") and the Guarantors' guarantees thereof (the "Unregistered Guarantees"), each of which was originally issued on April 30, 2003.

2
This opinion is limited to the federal law of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other State of the United States or any other jurisdiction.

2.1
We also are delivering to you an opinion dated 13 June, 2003 with respect to certain matters of English law. We have relied on such opinion, filed as Exhibit 5.3 to the Registration Statement, with respect to the opinions set forth herein insofar as they may be affected by matters of English law and, insofar as the opinions set forth herein may be affected by matters of English law, they are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion.

A list of the names of the partners and their professional qualifications is open to inspection at the above office. The partners are solicitors, registered foreign lawyers or registered European lawyers.

Please refer to www.linklaters.com/regulation for important information on the regulatory position of the firm.

2.2
With respect to all matters of the law of the Cayman Islands, we have relied without independent investigation upon the opinion, dated 13 June, 2003, of Maples and Calder Europe, Cayman legal advisers to the Registrants, filed as Exhibit 5.1 to the Registration Statement, and our opinions set forth herein, insofar as they may be affected by matters of the law of the Cayman Islands, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Maples and Calder Europe.

2.3
With respect to all matters of the law of Malta, we have relied without independent investigation upon the opinion, dated 13 June, 2003, of Camilleri Preziosi, Maltese legal advisers to the Registrants, filed as Exhibit 5.4 to the Registration Statement, and our opinions set forth herein, insofar as they may be affected by matters of the law of Malta, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Camilleri Preziosi.

2.4
With respect to all matters of the law of the Netherlands, we have relied without independent investigation upon paragraphs 5.1 through 5.3 of the opinion, dated 13 June, 2003, of De Brauw Blackstone Westbroek N.V., Dutch legal advisers to the Registrants, filed as Exhibit 5.5 to the Registration Statement, and our opinions set forth herein, insofar as they may be affected by matters of the law of the Netherlands, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of De Brauw Blackstone Westbroek N.V. (other than paragraph 6.2 thereof).

2.5
With respect to all matters of the law of the Netherlands Antilles, we have relied without independent investigation upon paragraphs 5.1 through 5.3 of the opinion, dated 13 June, 2003, of De Brauw Blackstone Westbroek P.C., Netherlands Antilles legal advisers to the Registrants, filed as Exhibit 5.6 to the Registration Statement, and our opinions set forth herein, insofar as they may be affected by matters of the law of the Netherlands Antilles, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of De Brauw Blackstone Westbroek P.C. (other than paragraph 6.2 thereof).

2.6
With respect to all matters of the law of Norway, we have relied without independent investigation upon the opinion, dated 13 June, 2003, of Schjødt Advokatfirmaet, Norwegian legal advisers to the Registrants, filed as Exhibit 5.7 to the Registration Statement, and our opinions set forth herein, insofar as they may be affected by matters of the law of Norway, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Schjødt Advokatfirmaet.

2.7
With respect to all matters of the law of Brazil, we have relied without independent investigation upon the opinion, dated 13 June, 2003, of Stroeter, Royster & Ohno Advogados, Brazilian legal advisers to the Registrants, filed as Exhibit 5.8 to the Registration Statement, and our opinions set forth herein, insofar as they may be affected by matters of the law of Brazil, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Stroeter, Royster & Ohno Advogados.

2.8
With respect to all matters of the law of Nigeria, we have relied without independent investigation upon the opinion, dated 13 June, 2003, of Templars, Nigerian legal advisers to the Registrants, filed as Exhibit 5.9 to the Registration Statement, and our opinions set forth herein, insofar as they may be affected by matters of the law of Nigeria, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Templars.

For the purpose of this opinion, we have examined the Registration Rights Agreement dated April 30, 2003 (the "Registration Rights Agreement"), the Indenture, dated as of February 22, 2002, between each of you and The Bank of New York, as Trustee (the "Indenture"), the forms of the New Notes and the notation of New Guarantee, such certificates and other documents, and such questions of law, as we have considered necessary or appropriate.

In our opinion:

4.1
Bluewater Offshore Production Systems (U.S.A.), Inc. has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of Delaware, and the execution, issuance and delivery of its New Guarantee in exchange for its Unregistered Guarantee has been duly authorized by it.

4.2
When the Registration Statement has become effective under the Securities Act and the terms of the New Notes and New Guarantees and of their issuance have been duly established in conformity with the Indenture, and the New Notes and New Guarantees have been duly executed and authenticated in accordance with the terms of the Indenture and duly issued and delivered in exchange for the Unregistered Notes and Unregistered Guarantees in accordance with the terms of the Indenture and the Registration Rights Agreement, the New Notes and New Guarantees will constitute valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

5
We hereby consent to the filing of this opinion as an exhibit to the registration statement relating to the notes and to the reference to us under the heading "Legal Matters" in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully

Linklaters

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  Exhibit 5.2